EXHIBIT 10.39

INVESTMENT AGREEMENT

BY AND BETWEEN

TERRA TECH CORP.

AND

DOMINION CAPITAL LLC

Dated

November 28, 2016

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INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT is entered into as of the 28th day of November 2016 (this “Agreement”), by and between [INVESTOR], LLC (the “Investor”), and TERRA TECH CORP., a corporation organized and existing under the laws of the State of Connecticut (the “Company”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor and the Investor shall thereupon purchase from the Company up to $20,000,000 of newly issued shares of the Company’s common stock, $0.001 par value (“Common Stock”); and

WHEREAS, the offer and sale of the shares of Common Stock hereunder have been registered by the Company in the Registration Statement, which has been declared effective by order of the Commission under the Securities Act.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Agreement” shall have the meaning specified in the preamble hereof.

“Base Prospectus” shall mean the Company’s prospectus, dated August 12, 2016, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

“Broker-Dealer” shall have the meaning specified in Section 5.13.

“Bylaws” shall have the meaning set forth in Section 4.3.

“Charter” shall have the meaning set forth in Section 4.3.

“Closing” shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.1.

“Closing Certificate” shall mean the closing certificate of the Company in the form of Exhibit C hereto.

“Closing Date” shall mean, with respect to a Closing, 3rd day following the Put Date related to such Closing. In the event that a Closing Date falls on a day other than a Trading Day, then the Closing Date shall be the next succeeding Trading Day.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Commitment Period” shall mean the period commencing on the Effective Date, and ending on the earlier of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, or (ii) the date occurring thirty (30) months from the date of commencement of the Commitment Period.

“Common Stock” shall have the meaning set forth in the preamble to this Agreement.

“Company” shall have the meaning specified in the preamble to this Agreement.

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“Current Report” shall have the meaning set forth in Section 2.10.

“Daily Trading Volume” in respect of a particular Trading Day means the daily trading volume of the Common Stock for that Trading Day on the Principal Market as reported by Bloomberg, L.P.

“Disclosure Schedule” shall have the meaning set forth in the preamble to Article IV.

“DTC” shall mean the Depository Trust Company.

“EDGAR” shall have the meaning set forth in Section 4.3.

“Effective Date” shall mean the date of this Agreement.

“Environmental Law” shall have the meaning specified in Section 4.15.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Cap” shall have the meaning specified in Section 6.2.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

“Indebtedness” shall have the meaning specified in Section 4.9.

“Intellectual Property” shall have the meaning specified in Section 4.14.

“Investment Amount” shall mean the dollar amount (within the range specified in Section 2.2) to be invested by Investor to purchase Put Shares with respect to any Put Notice as notified by the Company to Investor in accordance with Section 2.2.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Market Price” shall mean, with respect to any particular measurement date, the VWAP of a share of Common Stock as reported on the Principal Market for the Trading Day immediately preceding such measurement date.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under this Agreement; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would reasonably be expected to occur: (i) changes in conditions in the United States or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) changes generally affecting the medical technology or biotechnology industries, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (iii) any effect of the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank or commercial lenders, lessors, collaboration partners, employees or consultants; (iv) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the Principal Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain; (v) any foreseeable deterioration in the business, operations, properties or condition (financial or otherwise) of the Company and/or its Subsidiaries substantially resulting from (A) conditions or risks (including, without limitation, those contained in the section entitled “Risk Factors” in the 2015 Form 10-K) existing as of the Effective Date that are specifically set forth in any of the SEC Documents or the Base Prospectus, (B) conditions or risks existing as of the date of any Prospectus Supplement that are specifically set forth in such Prospectus Supplement or (C) any of the matters set forth in the Disclosure Schedule as of the Effective Date; and (vi) any decrease in the market price of the Common Stock (but excluding herefrom any condition, occurrence, state of facts or event underlying such decrease to the extent that such condition, occurrence, state of facts or event otherwise would constitute a Material Adverse Effect).

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“Material Agreements” shall have the meaning specified in Section 4.16.

“Material Change in Ownership” shall mean the occurrence of any one or more of the following: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock or other securities of the Company entitling such person to exercise, upon an event of default or default or otherwise, 50% or more of the total voting power of all series and classes of capital stock and other securities of the Company entitled to vote generally in the election of directors, other than any such acquisition by the Company, any Subsidiary or any employee benefit plan of the Company; (ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another person, other than (a) any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which holders of capital stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction or (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose elections or nominations for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (iv) the Company is liquidated or dissolved or a resolution is passed by the Company’s stockholders approving a plan of liquidation or dissolution of the Company. Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act. The term “person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Maximum Commitment Amount” shall mean Twenty Million Dollars ($20,000,000).

“Maximum Put Amount” shall mean, with respect to any Put, the lower of (a) $1,500,000 or (b) 200% multiplied by the average of the Daily Trading Volume for the 10 Trading Days immediately preceding the Put Date.

“Principal Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext, the New York Stock Exchange, the OTCQX or other trading exchange or market (or any successor to any of the foregoing), whichever is at the time the principal trading exchange or market for the Common Stock.

“Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

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“Purchase Price” shall mean, with respect to any Put, 95% multiplied by the average of the three lowest VWAPs during the Valuation Period or as otherwise provided in Section 2.4.

“Put” shall mean the right of the Company to require the Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

“Put Amount Requested” shall mean the dollar amount requested by the Company in a Put Notice delivered pursuant to Section 2.2, up to the Maximum Put Amount requested.

“Put Date” shall mean any Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2.

“Put Notice” shall mean a written notice, substantially in the form of Exhibit A hereto, to Investor setting forth the Investment Amount with respect to which the Company intends to require Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

“Put Shares” shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

“Registrable Securities” shall mean the (a) Put Shares and (b) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Statement” shall mean the registration statement on Form S-3, Commission File Number 333-210673, filed by the Company with the Commission under the Securities Act for the registration of the Registrable Securities as such Registration Statement may be amended and supplemented from time to time (including any related registration statements filed pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act.

“Restricted Period” shall have the meaning assigned to such term in Section 5.10(i) hereof.

“SEC Document” shall mean: (1) all reports, schedules, registrations, forms, statements, information and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which have been filed by the Company since December 31, 2015 and which hereafter shall be filed by the Company during the Commitment Period, including, without limitation, the Current Report and the Form 10-K filed by the Company for its fiscal year ended December 31, 2015 (the “2015 Form 10-K”), (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement, and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall mean the shares of Common Stock issuable by the Company to the Investor pursuant to this Agreement.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Trading Day” shall mean a day on which the Principal Market shall be open for business.

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“Transaction Documents” shall mean this Agreement, the Exhibits hereto and the other documents and instruments deliverable pursuant hereto.

“Transfer Agent” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

"Valuation Period" shall mean the period of five (5) Trading Days immediately preceding the Put Date associated with the applicable Put Notice during which the Purchase Price of the Common Stock is valued.

“VWAP” shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Company on the Principal Market as reported by Bloomberg Financial L.P. using the HP function.

“2015 Form 10-K” shall have the meaning specified in clause (1) of the definition of “SEC Document.”

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1 Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, (including, without limitation, the provisions of Article VI), the Company in its discretion may issue and sell to the Investor, and the Investor shall purchase from the Company, up to $20,000,000 of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (the “Maximum Commitment Amount”), by the delivery to the Investor of Put Notices as provided in Section 2.2 hereof. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Commitment Period the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares in respect of each Put. The issuance and sale of Shares to the Investor pursuant to any Put shall occur on the applicable Closing Date provided that all of the conditions precedent thereto set forth in Article VI theretofore shall have been fulfilled on or prior to such Closing Date.

Section 2.2 Put Notice. From time to time during the Commitment Period, the Company may, in its sole discretion, no later than 9:30 a.m. (New York City time) on the first Trading Day of the Valuation Period, provide to the Investor a Put Notice, substantially in the form attached hereto as Exhibit A (the “Put Notice”), which Put Notice shall become effective at 9:30 a.m. (New York City time) on the first Trading Day of the Valuation Period specified in the Put Notice; provided, however, that if the Company delivers the Put Notice to the Investor later than 9:30 a.m. (New York City time) on a Trading Day, then the first Trading Day of such Valuation Period shall not be the Trading Day on which the Investor received such Put Notice, but rather shall be the immediately following Trading Day (unless a subsequent Trading Day is therein specified). The date on which the Company delivers any Put Notice in accordance with this Section 2.2 hereinafter shall be referred to as a “Put Date”. The Put Notice shall specify the Put Amount Requested (which shall not exceed the Maximum Put Amount requested), and designate the first and last Trading Day of the Valuation Period. Upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept each Put Notice prepared and delivered in accordance with the provisions of this Agreement and shall purchase from the Company the Shares subject to such Put Notice at the applicable Purchase Price on the applicable Closing Date. Anything to the contrary in this Agreement notwithstanding, the parties hereto acknowledge and agree that the Investor shall not be required to purchase, and shall not purchase, more than the Maximum Put Amount requested pursuant to any single Put Notice.

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Section 2.3 Limitation of Puts. The Company shall not make any Put until at least five (5) Trading Days shall have elapsed from the settlement of the prior Put in accordance with Section 2.7 below . At least 24 hours shall elapsed between the completion of the settlement of one Put in accordance with Section 2.7 below and the commencement of a Valuation Period for any other Put during the Commitment Period. Each Put automatically shall expire immediately following the completion of the settlement thereof in accordance with Section 2.7 below.

Section 2.4 Reduction of Commitment. On each Closing Date, the Investor’s Maximum Commitment Amount under this Agreement automatically shall be reduced by the aggregate Purchase Price from the previous Put on a dollar-for-dollar basis, by the total number of shares of Common Stock issued by the Company on such Closing Date or in connection therewith.

Section 2.5 Maximum Put Amount. The maximum number of shares of Common Stock that the Investor shall be required to purchase for any Put shall be equal to the lesser of (i) 200% of the average Daily Trading Volume of the Common Stock in the ten Trading Days immediately preceding the Put Notice, or (ii) such number of shares as shall have an aggregate value of $1,500,000, based on the Purchase Price.

Section 2.6 True-Up Shares. The Investor shall be entitled to additional shares of Common Stock (“True-Up Shares”), if during the five trading days after the date of the Put Notice (the “True-Up Calculation Period”), the Market Price of the Common Stock shall be less than the Market Price during the relevant Valuation Period. The amount of shares the Investor shall be entitled to receive shall be equal to:

(A*B)/C-A = True Up Shares, where

A = Initial Put shares

B = The Purchase Price during the Valuation Period for the relevant Put

C = The Purchase Price during the True-Up Calculation Period for the relevant Put

Section 2.7 Settlement. The payment for, against simultaneous delivery of, Shares in respect of each Put shall be settled not later than the third Business Day next following the last Trading Day of each Valuation Period, provided that the delivery date for the True-Up Shares shall be the third Business Day following the expiration of the True-Up Calculation Period (the “True-Up Closing Date”). On each Closing Date, the Company shall, or shall cause its transfer agent to, electronically transfer the Shares purchased by the Investor by crediting the Investor’s or its designees’ account (provided the Investor shall have given the Company written notice of such designee prior to the Closing Date) at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Shares shall be freely tradable and transferable and without restriction on resale pursuant to the Registration Statement, against simultaneous payment therefor to the Company’s designated account by wire transfer of immediately available funds; provided that if the Shares are received by the Investor later than 1:00 p.m., New York City time, payment therefor shall be made with next day funds. As set forth in Section 2.8, a failure by the Company or its transfer agent (if applicable) to deliver such Shares on the applicable Closing Date shall result in the payment of liquidated damages by the Company to the Investor.

Section 2.8 Liquidated Damages. If the Company issues a Put Notice and fails to deliver the Put Shares to the Investor on the applicable Closing Date pursuant to the terms of this Agreement and such failure continues for 10 Trading Days, the Company shall pay the Investor, in cash (or, at the option of the Investor, in shares of Common Stock which have not been registered under the Securities Act valued at the applicable Purchase Price of the Put Shares failed to be delivered; provided that the issuance thereof by the Company would not violate the Securities Act or any applicable U.S. federal or state securities laws), as liquidated damages for such failure and not as a penalty, an amount equal to 2.0% of the payment required to be paid by the Investor on such Closing Date for the initial 30 days following such Closing Date until such shares of Common Stock have been delivered, and an additional 2.0% for each additional 30-day period thereafter until such shares of Common Stock have been delivered, which amount shall be prorated for such periods less than 30 days and all such issuances shall be subject to the Exchange Cap. Nothing in this Section 2.8 shall be deemed to impair the rights of the Investor to compel specific performance by the Company of its obligations under this Agreement.

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Section 2.9 Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, in no event may the Company issue a Put Notice to the extent that (i) the Put Amount Requested in such Put Notice exceeds the Maximum Put Amount requested, (ii) the sale of Shares pursuant to such Put Notice would cause the Company to issue or sell or the Investor to acquire or purchase a number of shares of Common Stock which, when aggregated with shares of Common Stock issued pursuant to all Put Amounts paid by the Investor pursuant to all prior Put Notices issued under this Agreement, would exceed the Maximum Commitment Amount or (iii) the sale of Shares pursuant to such Put Notice would cause the Company to sell or the Investor to purchase a number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would result in the beneficial ownership by the Investor or any of its Affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Ownership Limitation”). If the Company issues a Put Notice in which the Put Amount Requested exceeds the Maximum Put Amount requested, such Put Notice shall be void ab initio to the extent the Put Amount Requested exceeds the Maximum Put Amount requested. If the Company issues a Put Notice that otherwise would require the Investor to purchase shares of Common Stock which would cause the aggregate purchases of Common Stock by the Investor under this Agreement to exceed the Maximum Commitment Amount, such Put Notice shall be void ab initio to the extent of the amount by which the dollar value of shares of Common Stock otherwise issuable pursuant to such Put Notice, together with all Put Amounts paid by the Investor pursuant to all prior Put Notices issued under this Agreement, would exceed the Maximum Commitment Amount. If the Company issues a Put Notice that otherwise would require the Investor to purchase shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation, such Put Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such Put Notice, together with all shares of Common Stock then beneficially owned by the Investor and its Affiliates, would exceed the Ownership Limitation.

Section 2.10 Current Report; Prospectus Supplement. As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the first Trading Day immediately following the Effective Date, the Company shall file with the Commission (i) a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement (the “Current Report”), and (ii) a final Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Current Report shall include a copy of this Agreement as an exhibit and shall be incorporated by reference in the Registration Statement. The Company heretofore has, provided (or will provide to) the Investor a reasonable opportunity to comment on a draft of such Current Report and Prospectus Supplement and has given (or will give) due consideration to such comments. Pursuant to Section 5.9 and subject to the provisions of Section 5.8, on the first Trading Day immediately following the Put Date, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act disclosing the total number of Shares to be issued and sold to the Investor thereunder, the total purchase price therefor and the net proceeds to be received by the Company therefrom.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company that:

Section 3.1 Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut.

Section 3.2 Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and to purchase the Put Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, or its members is required. This Agreement has been duly executed and delivered by the Investor. This Agreement constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 3.3 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated herein do not and shall not (i) result in a violation of such Investor’s charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Put Shares in accordance with the terms hereof.

Section 3.4 Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors (subject to Section 5.12 of this Agreement). The Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Investor is aware of all of its obligations under U.S. federal and applicable state securities laws and all rules and regulations promulgated thereunder in connection with this Agreement and the transactions contemplated hereby and the purchase and sale of the Shares.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”) or as set forth in the SEC Documents, the Company hereby makes the following representations and warranties to the Investor:

Section 4.1 Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted as described in the SEC Documents. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.

Section 4.2 Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Put Shares in accordance with the terms hereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Put Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Put Notice), the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.3 Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding are as set forth in the SEC Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the SEC Documents, as of the Effective Date, no shares of Common Stock were entitled to preemptive rights or registration rights and there were no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, other than those issued or granted in the ordinary course of business. Except as set forth in the SEC Documents, there were no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for any shares of capital stock of the Company, other than those issued or granted in the ordinary course of business. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the SEC Documents, as of the Effective Date, the Company was not a party to, and it had no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the Effective Date complied with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. The Company has furnished or made available to the Investor via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) true and correct copies of the Company’s Articles of incorporation as in effect on the Effective Date (the “Charter”), and the Company’s Bylaws as in effect on the Effective Date (the “Bylaws”).

Section 4.4 Issuance of Shares. The Put Shares to be issued under this Agreement have been or will be duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Put Shares shall be validly issued and outstanding, fully paid and nonassessable, and, when the Put Shares have been issued to the Investor, the Investor shall be entitled to all rights accorded to a holder and beneficial owner of Common Stock.

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Section 4.5 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein will not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound (including, without limitation, any listing agreement with a Principal Market), (iii) create or impose a lien, charge or encumbrance on any property of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is bound or under which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue and sell the Shares to the Investor in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or its Principal Market subsequent to the Effective Date, including but not limited to a Prospectus Supplement under Sections 2.7 and 5.9 of this Agreement, and any registration statement, prospectus or prospectus supplement which has been or may be filed pursuant to this Agreement).

Section 4.6 SEC Documents, Financial Statements.

(a) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except as disclosed in the SEC Documents, as of the Effective Date the Company had timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents since January 1, 2016. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the SEC Documents filed with the Commission prior to the Effective Date (including, without limitation, the 2015 Form 10-K) and has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all of the SEC Documents heretofore incorporated by reference in the Registration Statement and the Prospectus. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of its filing date, each SEC Document filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, the 2015 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Effective Date, on the date of such amended or superseded filing), such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each SEC Document to be filed with the Commission after the Effective Date and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement required to be filed pursuant to Sections 2.7 and 5.9 hereof during the Commitment Period (including, without limitation, the Current Report), when such document becomes effective or is filed with the Commission, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(b) The financial statements, together with the related notes and schedules, of the Company included in the SEC Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements and are subject to normal year-end audit adjustments), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.7 Subsidiaries. The 2015 Form 10-K sets forth each Subsidiary of the Company as of the Effective Date, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Effective Date.

Section 4.8 No Material Adverse Effect. Since December 31, 2015, the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect, except as disclosed in any SEC Documents filed since December 31, 2015.

Section 4.9 Indebtedness. The SEC Documents sets forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $2,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $2,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $2,000,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries.

Section 4.10 Title to Assets. Each of the Company and its Subsidiaries has good and marketable title to all of their respective real and personal property reflected in the SEC Documents, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or those that would not have a Material Adverse Effect. To the Company’s knowledge, all real property leases of the Company are valid and subsisting and in full force and effect in all material respects.

Section 4.11 Actions Pending. There is no action, suit, claim, investigation or proceeding pending, or to the knowledge of the Company threatened in writing, against the Company or any Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents, there is no action, suit, claim, investigation or proceeding pending, or to the knowledge of the Company threatened in writing, against or involving the Company, any Subsidiary or any of their respective properties or assets, or to the knowledge of the Company involving any officers or directors of the Company or any of its Subsidiaries, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit, in each case which, if determined adversely to the Company, its Subsidiary or any officer or director of the Company or its Subsidiaries, would have a Material Adverse Effect.

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Section 4.12 Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.13 Certain Fees. No brokers, finders or financial advisory fees or commissions shall be payable by the Company or any Subsidiary (or any of their respective affiliates) with respect to the transactions contemplated by this Agreement.

Section 4.14 Operation of Business. To the Company’s knowledge, the Company or one or more of its Subsidiaries owns or possesses adequate rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the SEC Documents as being owned or licensed by the Company (collectively, “Intellectual Property”), necessary to carry on the business now operated by it, except where failure to own, license, or have such rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, there are no actions, suits or judicial proceedings pending, or to the Company’s knowledge threatened in writing, relating to patents or proprietary information to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is subject, and neither the Company nor any of its Subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

Section 4.15 Environmental Compliance. To the Company’s knowledge and except as disclosed in the SEC Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect. “Environmental Law” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or would reasonably be expected to violate any Environmental Law after the Effective Date or that would reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

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Section 4.16 Material Agreements. Except as set forth in the SEC Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”). Except as set forth in the SEC Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no written notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the SEC Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.17 Transactions With Affiliates. Except as set forth in the SEC Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the SEC Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or affiliate of the Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries.

Section 4.18 Securities Act; FINRA Rules.

(i) The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the shares of Common Stock hereunder. The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act the Registration Statement, including a base prospectus relating to the shares of Common Stock issuable hereunder. The Registration Statement was declared effective by order of the Commission on August 12, 2016. As of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission or is continuing in effect under the Securities Act and no proceedings therefor are pending before or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of the Prospectus has been issued by the Commission. As of the Effective Date, the Company satisfies the requirements for the use of Form S-3 under the Securities Act for the offering and sale of the Shares contemplated by this Agreement (without reliance on General Instruction I.B.6. of Form S-3).

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(ii) If, during the term of this Agreement, the Company becomes subject to General Instruction I.B.6. of Form S-3, the Company hereby confirms that, for as long as the Company is subject to General Instruction I.B.6. of Form S-3 during the term of this Agreement, the Company shall not offer or sell any securities in reliance on General Instruction I.B.6. of Form S-3 to the extent the aggregate market value of such securities, when aggregated with the aggregate market value of all of the shares of Common Stock that have been sold pursuant to this Agreement in the 12 calendar months immediately prior to and including such sale in reliance on General Instruction I.B.6. of Form S-3, exceeds the aggregate market value limitations imposed by General Instruction I.B.6 of Form S-3, calculated in accordance with Instructions 1 and 2 to General Instruction I.B.6 of Form S-3. The Company is not, and has not previously been at any time, a “shell company” (as such term is defined in Rule 405 under the Securities Act). The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the Securities Act. The Registration Statement complied in all material respects on the date on which it was declared effective by the Commission, and will comply in all material respects, at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, with the requirements of the Securities Act, and the Registration Statement (including the documents incorporated by reference therein) did not on the date it was declared effective by the Commission, and shall not at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Registration Statement, as of the Effective Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The Base Prospectus complied in all material respects on its date and on the Effective Date, and will comply in all material respects on each applicable Put Date and, when taken together with the applicable Prospectus Supplement, on each applicable Closing Date, with the requirements of the Securities Act and did not on its date and on the Effective Date and shall not on each applicable Closing Date and, when taken together with the applicable Prospectus Supplement, on each applicable Closing Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation and warranty does not apply to statements in or omissions from the Registration Statement, Base Prospectus, or Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(iii) The offering of the shares of Common Stock pursuant to this Agreement qualifies for the exemption from the filing requirements of Rule 5110 of FINRA afforded by FINRA Rule 5110(b)(7)(C)(i).

(iv) Each Prospectus Supplement required to be filed pursuant to Sections 2.7 and 5.9 hereof, when taken together with the Base Prospectus, on its date and on the applicable Closing Date, shall comply in all material respects with the provisions of the Securities Act and shall not on its date and on the applicable Closing Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(v) Prior to the Effective Date, the Company has not distributed any offering material in connection with the offering and sale of the Shares. From and after the Effective Date and prior to the completion of the distribution of the Shares, the Company shall not distribute any offering material in connection with the offering and sale of the Shares, other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement.

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Section 4.19 Employees. As of the Effective Date, except as disclosed in the Registration Statement or the SEC Documents, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

Section 4.20 Use of Proceeds. The proceeds from the sale of the Shares shall be used by the Company and its Subsidiaries as set forth in the Base Prospectus and any Prospectus Supplement filed pursuant to Sections 2.7 and 5.9.

Section 4.21 Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Put Shares as set forth in the Base Prospectus and any Prospectus Supplement shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22 Taxes. The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s knowledge, proposed against it which would have a Material Adverse Effect.

Section 4.23 Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company deems is adequate for the conduct of its and its Subsidiaries’ businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

Section 4.24 Acknowledgement Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Put Shares.

ARTICLE V

COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 5.1 Securities Compliance. The Company shall notify the Principal Market, as necessary, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of this Agreement.

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Section 5.2 Registration and Listing. The Company shall take all reasonable actions necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall take all action reasonably necessary to continue the listing and trading of its Common Stock and the listing of the Put Shares purchased by Investor hereunder on the Principal Market (including, without limitation, maintaining sufficient tangible net assets), and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of FINRA and the Principal Market.

Section 5.3 Compliance with Laws.

(i) The Company shall comply, and cause each Subsidiary to comply, (a) with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of FINRA and the listing standards of the Principal Market except as would not have a Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the shares of Common Stock issued to the Investor pursuant to this Agreement, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act.

Section 5.4 Keeping of Records and Books of Account; Foreign Corrupt Practices Act.

(i) The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. The Company shall maintain a system of internal accounting controls that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that would likely have a material effect on the Company’s financial statements.

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(ii) Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any of their respective directors, officers, agents, employees or any other persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (c) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, in each case, except for such items that would not likely result in a Material Adverse Effect.

(iii) Subject to the requirements of Section 5.12 of this Agreement, from time to time, from and after the period beginning with the Put Date through and including the applicable Closing Date, the Company shall make available for inspection and review by the Investor, customary documentation allowing the Investor and/or its appointed counsel or advisors to conduct due diligence.

Section 5.5 Limitations on Holdings and Issuances. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue and the Investor shall not purchase any shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its affiliates, would result in the beneficial ownership by the Investor of more than 4.99% of the then issued and outstanding shares of Common Stock.

Section 5.6 Other Agreements and Other Financings. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company or any Subsidiary to perform its obligations under this Agreement in connection with a previously provided Put Notice or the settlement thereof, including, without limitation, the obligation of the Company to deliver Put Shares to the Investor in respect of a previously provided Put Notice on the applicable Closing Date.

Section 5.7 Stop Orders. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, the Prospectus, or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of any shares of Common Stock issuable hereunder for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement or the Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not issue a Put Notice during the continuation of any of the foregoing events. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

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Section 5.8 Amendments to the Registration Statement; Prospectus Supplements.

(i) Except as provided in this Agreement and other than reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Investor, the Agreement or the transactions contemplated hereby or file with the Commission any Prospectus Supplement that relates to the Investor, this Agreement or the transactions contemplated hereby with respect to which (a) the Investor shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Investor and the Company shall expeditiously furnish to the Investor an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any purchase or sale of shares of Common Stock by the Investor, the Company shall not file any Prospectus Supplement with respect to the Shares without delivering or making available a copy of such Prospectus Supplement, together with the Base Prospectus, to the Investor promptly.

(ii) The Company has not made, and agrees that it will not make, an offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the Investor with the Commission or retained by the Company or the Investor under Rule 433 under the Securities Act. The Investor has not made, and it will not make, an offer relating to the shares of Common Stock that would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Investor or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus

Section 5.9 Prospectus Delivery. The Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act on the first Trading Day immediately following the Put Date. The Company shall provide the Investor a reasonable opportunity to comment on a draft of each such Prospectus Supplement, shall give due consideration to all such comments and, subject to the provisions of Section 5.8 hereof, shall deliver or make available to the Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus, on each applicable Closing Date. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Shares may be sold by the Investor, in connection with the offering and sale of the shares of Common Stock and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with sales of the shares of Common Stock. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5.8 above, file with the Commission an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus and shall expeditiously furnish or make available to the Investor an electronic copy thereof.

Section 5.10 Selling Restrictions.

(i) The Investor covenants that from and after the date hereof through and including the 90th day following the termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its affiliates (within the meaning of the Exchange Act), associates, agents or representatives nor any entity managed or controlled by the Investor shall, directly or indirectly, sell, buy or trade any securities of the Company, except (a) the shares of Common Stock issuable pursuant to this Agreement, (b) securities owned on the date of this Agreement and (c) securities issued to the Investor directly by the Company, pursuant to existing or future agreements from time to time. During the Restricted Period, neither the Investor or any of its affiliates, associates, agents or representatives nor any entity managed or controlled by the Investor shall, directly or indirectly, sell any shares of Common Stock of the Company it does not “own” or have the unconditional right to receive under the terms of this Agreement (within the meaning of Rule 200 of Regulation SHO promulgated by the Commission under the Exchange Act), including Put Shares in any account of the Investor or in any account directly or indirectly managed or controlled by the Investor or any of its affiliates, associates, agents or representatives or any entity managed or controlled by the Investor. Without limiting the generality of the foregoing, prior to and during the Restricted Period, neither the Investor nor any of its affiliates, associates, agents or representatives nor any entity managed or controlled by the Investor or any of its affiliates shall enter into a short position with respect to shares of Common Stock of the Company, including in any account of the Investor’s or in any account directly or indirectly managed or controlled by the Investor or any of its affiliates, associates, agents or representatives or any entity managed or controlled by the Investor or any of its affiliates, except that the Investor may sell Put Shares that it is obligated to purchase under a pending Put Notice but has not yet taken possession of so long as the Investor (or the Broker-Dealer, as applicable) covers any such sales with the Put Shares purchased pursuant to such Put Notice; provided, however, that the Investor (or the Broker-Dealer, as applicable) shall not be required to cover any such sales with the Put Shares purchased pursuant to such Put Notice if (a) the Put Notice is terminated by mutual agreement of the Company and the Investor and, as a result of such termination, no Put Shares are delivered to the Investor under this Agreement or (b) the Company otherwise fails to deliver such Put Shares to the Investor on the applicable Closing Date upon the terms and subject to the provisions of this Agreement. Prior to and during the Restricted Period, the Investor or any of its affiliates, associates, agents or representatives and any entity managed or controlled by the Investor shall not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or warrants to purchase, any shares of Common Stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, except for such sales expressly permitted by this Section 5.10(i).

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(ii) In addition to the foregoing, in connection with any sale of the Company’s securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 5.11 Effective Registration Statement. During the Commitment Period, the Company shall take all reasonable actions necessary to maintain the continuous effectiveness of the Registration Statement under the Securities Act.

Section 5.12 Non-Public Information. Neither the Company nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Investor, unless a timely public announcement thereof is made by the Company in the manner contemplated by Regulation FD. The Company shall not deliver a Put Notice at any time after the Company or any of its directors, officers or agents has disclosed any material non-public information about the Company to the Investor and prior to a public announcement thereof.

Section 5.13 Broker/Dealer. The Investor covenants that it shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase from the Company pursuant to this Agreement which (or whom) shall be unaffiliated with the Investor (the “Broker-Dealer”). The Investor shall provide the Company with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

Section 5.14 Disclosure Schedule.

(i) During the Commitment Period, the Company shall from time to time update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 6.4(i). For purposes of this Section 5.14, any disclosure made in a schedule to the Closing Certificate substantially in the form attached hereto as Exhibit C shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.14 shall cure any previous breach of a representation or warranty of the Company contained in this Agreement and shall not affect any of the Investor’s rights or remedies with respect to such previous breach.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedules or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedules shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedules as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 5.15 Reservation of Common Stock. The Company will, from time to time as needed in advance of a Closing Date, reserve and keep available until the consummation of such Closing, free of preemptive rights, sufficient shares of Common Stock for the purpose of enabling the Company to satisfy its obligation to issue the Put Shares to be issued in connection therewith. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares of Common Stock actually delivered hereunder.

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ARTICLE VI

CONDITIONS TO THE PURCHASE AND SALE OF THE SHARES

Section 6.1 Closing Certificate. Simultaneously with the execution and delivery of this Agreement, the Investor has received a certificate from the Company, dated the Effective Date, in the form of the Compliance Certificate attached as Exhibit C hereto.

Section 6.2 Principal Market Regulation. The Company shall not issue any Put Shares and the Investor shall not have the right to receive any Put Shares if the issuance of such shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (i.e., the shareholder approval requirements set forth in NASDAQ Listing Rule 5635) (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount. Until such approval is obtained, Investor shall not be issued under the Transaction Documents, shares of Common Stock in an amount greater than the Exchange Cap. As of the date of this Agreement, the Company is not NASDAQ listed and thus not subject to NASDAQ Listing Rule 5635.

Section 6.3 Conditions Precedent to the Obligation of the Company. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor under any Put Notice is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and (to the extent permitted by applicable law) may be waived by the Company at any time in its sole discretion.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Put Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the applicable Put Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the applicable Put Date and the applicable Closing Date.

(iii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(iv) No Suspension, etc. Trading in the Common Stock shall not have been suspended by the Commission or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Put Date and applicable Closing Date), and, at any time prior to the applicable Put Date and applicable Closing Date, none of the events described in clauses (i), (ii) and (iii) of Section 5.7 shall have occurred, trading in securities generally as reported on the Principal Market shall not have been suspended or limited nor shall a banking moratorium have been declared either by the United States or New York State authorities.

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(v) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(vi) Limits. The issuance and sale of the Put Shares issuable pursuant to such Put Notice shall not (A) exceed the Maximum Put Amount, or together with all other Put Notices the Maximum Commitment Amount or the Exchange Cap or (B) violate Section 5.5 hereof.

(vii) Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which are in an amount (a) as of the Effective Date, not less than the Maximum Commitment Amount and (b) as of the applicable Put Date, not less than the maximum dollar amount worth of Put Shares issuable pursuant to the applicable Put Notice. The Current Report shall have been filed with the Commission, as required pursuant to this Agreement, and all Prospectus Supplements shall have been filed with the Commission, as required pursuant to this Agreement, to disclose the sale of the Put Shares prior to the applicable Closing Date only as required by this Agreement, and an electronic copy of each such Prospectus Supplement together with the Base Prospectus shall have been delivered or made available to the Investor in accordance with Section 5.9 hereof. Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

Section 6.4 Conditions Precedent to the Obligation of the Investor. The obligation hereunder of the Investor to accept a Put Notice and to acquire and pay for the Put Shares is subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or before each Put Date and each Closing Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by the Investor at any time in its sole discretion.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement, as modified by the Disclosure Schedule, which may be updated pursuant to Section 5.14, (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Put Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the applicable Put Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which are in an amount (a) as of the Effective Date, not less than the Maximum Commitment Amount and (b) as of the applicable Put Date, not less than the maximum dollar amount worth of Put Shares issuable pursuant to the applicable Put Notice. As of the applicable Put Date and the applicable Closing Date, the Investor shall be permitted to utilize the Prospectus to resell all of the Put Shares it then owns or has the right to acquire pursuant to all Put Notices issued pursuant to this Agreement. The Current Report shall have been filed with the Commission, as required pursuant to this Agreement, and all Prospectus Supplements shall have been filed with the Commission, as required pursuant to this Agreement, to disclose the sale of the Put Shares prior to the applicable Closing Date only as required by this Agreement, and an electronic copy of each such Prospectus Supplement together with the Base Prospectus shall have been delivered or made available to the Investor in accordance with Section 5.9 hereof. Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

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(iii) No Suspension. Trading in the Common Stock shall not have been suspended by the Commission or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Put Date and applicable Closing Date), and the Company shall not have received any notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain (which termination shall be final and non-appealable). At any time prior to the applicable Put Date and applicable Closing Date, none of the events described in clauses (i), (ii) and (iii) of Section 5.7 shall have occurred, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

(iv) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Put Date and the applicable Closing Date and shall have delivered to the Investor on the applicable Closing Date the Closing Certificate substantially in the form attached hereto as Exhibit C.

(v) No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(vi) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(vii) Limits. The issuance and sale of the Put Shares issuable pursuant to such Put Notice shall not (A) exceed the Maximum Put Amount, or together with all other Put Notices the Maximum Commitment Amount or the Exchange Cap or (B) violate Section 5.5 hereof.

(viii) Shares Authorized and Delivered. The Put Shares issuable pursuant to each Put Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior Put Notices, as applicable.

(ix) Listing of Shares. If required, the Company shall have submitted to the Principal Market, at or prior to the applicable Put Date, a notification form of listing of additional shares related to the Put Shares issuable pursuant to such Put Notice, in accordance with the bylaws, listed securities maintenance standards and other rules of the Principal Market and, prior to the applicable Closing Date, such Put Shares shall have been approved for listing or quotation on the Principal Market (if such approval is required for the listing or quotation thereof on the Principal Market), subject only to notice of issuance.

(x) Compliance Certificate. The Company shall have delivered to the Investor on the applicable Closing Date the Compliance Certificate substantially in the form attached hereto as Exhibit B.

(xi) Payment of Investor’s Counsel Fees; Due Diligence Expenses. On the Effective Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor’s counsel, the fees and expenses of the Investor’s counsel in accordance with Section 9.1 of this Agreement.

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ARTICLE VII

TERMINATION

Section 7.1 Term, Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically upon the earlier of the (i) expiration of the Commitment Period or (ii) the date that Put Shares totaling the Maximum Commitment Amount have been issued to the Investor pursuant to this Agreement. Subject to Section 7.2, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent, it being hereby acknowledged and agreed that the Investor may not consent to such termination during a Valuation Period or prior to a Closing Date in the event the Investor has instructed the Broker-Dealer to effect an open-market sale of Put Shares which are subject to a pending Put Notice but which have not yet been physically delivered by the Company (and/or credited by book-entry) to the Investor in accordance with the terms and subject to the conditions of this Agreement. Subject to Section 7.2, the Company may terminate this Agreement effective upon one Trading Day’s prior written notice to the Investor delivered in accordance with Section 9.4; provided, however, that (i) such termination shall not occur during a Valuation Period or, subsequent to the issuance of a Put Notice, prior to the Closing Date related to such Put Notice and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and shall obtain the Investor’s consent to the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld.

Section 7.2 Effect of Termination. In the event of termination by the Company or the Investor pursuant to Section 7.1, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 herein, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.9 (Survival), Section 9.11 (Publicity), Section 9.12 (Severability) and this Article VII (Termination) shall remain in full force and effect notwithstanding such termination, (ii) if the Investor owns any Shares at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1 (Securities Compliance), Section 5.3 (Compliance with Laws), Section 5.7 (Stop Orders), Section 5.8 (Amendments to the Registration Statement; Prospectus Supplements), Section 5.9 (Prospectus Delivery), Section 5.11 (Effective Registration Statement), Section 5.12 (Non-Public Information) and Section 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, (iii) the covenants and agreements of the Investor contained in Section 5.10 (Selling Restrictions) shall remain in full force and effect notwithstanding such termination for a period of 90 days following such termination, and (iv) if the Investor owns any Shares at the time of such termination, the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall affect any cash fees paid to the Investor or its counsel pursuant to Section 9.1, in each case all of which fees shall be non-refundable, regardless of whether any Put Notices are issued by the Company or settled hereunder. Nothing in this Section 7.2 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

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ARTICLE VIII

INDEMNIFICATION

Section 8.1 General Indemnity.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Investor each affiliate, employee, representative and advisor of and to the Investor, and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Investor and each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (a) any violation of United States federal or state securities laws or the rules and regulations of the Principal Market by the Company or any of its Subsidiaries, affiliates, officers, directors or employees in connection with the transactions contemplated by this Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, or in any amendment thereof or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) the Company shall not be liable under this Section 8.1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such loss, claim, damage, liability or expense resulted directly and solely from any such acts or failures to act, undertaken or omitted to be taken by the Investor, any Broker Dealer or such person through its bad faith or willful misconduct, (B) the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in a Current Report, any Prospectus Supplement, or any amendment thereof or supplement thereto, and (C) with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Investor or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of all Prospectus Supplements required to be filed pursuant to Section 2.10 and 5.9, together with the Base Prospectus, were timely delivered or made available to the Investor pursuant hereto and a copy of the Base Prospectus, together with a Prospectus Supplement (as applicable), was not sent or given by or on behalf of the Investor or any such person to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if delivery of the Base Prospectus, together with a Prospectus Supplement (as applicable), would have cured the defect giving rise to such loss, claim, damage, liability or expense. Subject to Section 8.2, the Company shall reimburse the Investor and each such controlling person promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor or such indemnified persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

(b) Indemnification by the Investor. The Investor shall indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys fees) to which the Company and each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) any violation of law (including United States federal or state securities laws or the rules and regulations of the Principal Market) by the Investor or the Broker-Dealer or any of their respective, affiliates, associates, representatives, agents, officers, directors or employees or any entity managed or controlled by the Investor in connection with the transactions contemplated by this Agreement, (ii) any breach by the Investor of this Agreement, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Current Report or any Prospectus Supplement, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Investor to the Company expressly for inclusion in the Current Report or such Prospectus Supplement, or any amendment thereof or supplement thereto. Subject to Section 8.2, the Investor shall reimburse the Company and each such director, officer or controlling person promptly upon demand for all legal and other costs and expenses reasonably incurred by the Company or such indemnified persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

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Section 8.2 Indemnification Procedures. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however , that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party that is entitled to reimbursement pursuant to this Article VIII shall have requested (by written notice provided in accordance with Section 9.4) an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which such indemnified party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

The remedies provided for in Section 8.1 and this Section 8.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified person at law or in equity.

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ARTICLE IX

MISCELLANEOUS

Section 9.1 Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company has paid the Investor’s counsel, attorneys’ fees and expenses in the amount of $15,000 (inclusive of disbursements and out-of-pocket expenses), in connection with the preparation, negotiation, execution and delivery of this Agreement, legal due diligence and all other related transaction matters. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the shares of Common Stock pursuant hereto. For the avoidance of doubt, all of the fees payable to the Investor or its counsel pursuant to this Section 9.1 shall be non-refundable, regardless of whether any Put Notices are issued by the Company or settled hereunder. In addition, upon execution of this Agreement the Company shall issue to the Investor 200,000 shares of Common Stock, which shares will be registered on the Registration Statement.

Section 9.2 Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the courts of the State of New York in New York County or the court of the United States, Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

Section 9.3 Entire Agreement; Amendment. This Agreement, together with the exhibits referred to herein and the Disclosure Schedule by and between the Company and the Investor, represents the entire agreement of the parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein or therein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

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Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Terra Tech Corp.

4700 Von Karman Ave., Suite 110

Newport Beach, California 92660

Attention: Derek Peterson, President and Chief Executive Officer

Phone: (855) 447-6967

Fax No.: (888) 330-6883

Email: derek@terratechcorp.com

If to Investor:

Dominion Capital LLC

341 West 38th Street, Suite 800

New York, NY 10018

Attn: Mikhail Gurevich

With copies to:

(which shall not constitute notice):

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

Attention: David E. Danovitch, Esq.

Phone: (212) 603-6391

Fax No.: (212) 956-2164

Email: ded@robinsonbrog.com

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.

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Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6 Headings; Construction. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement.

Section 9.7 Successors and Assigns. The Investor may not assign this Agreement to any person without the prior consent of the Company, in the Company’s sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.9 Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided , however , that (i) the provisions of Article VII (Termination), Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.11 (Publicity), Section 9.12 (Severability) and this Section 9.9 (Survival) shall remain in full force and effect notwithstanding such termination, (ii) if the Investor owns any Shares at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1 (Securities Compliance), Section 5.3 (Compliance with Laws), Section 5.7 (Stop Orders), Section 5.8 (Amendments to the Registration Statement; Prospectus Supplements), Section 5.9 (Prospectus Delivery), Section 5.11 (Effective Registration Statement), Section 5.12 (Non-Public Information) and Section 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, (iii) the covenants and agreements of the Investor contained in Section 5.10 (Selling Restrictions) shall remain in full force and effect notwithstanding such termination for a period of 90 days following such termination, and (iv) if the Investor owns any Shares at the time of such termination, the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination.

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Section 9.10 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by facsimile, digital or electronic transmission, such transmission shall constitute delivery of the manually executed original.

Section 9.11 Publicity. On or after the Effective Date, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement (including, without limitation, by filing a copy of this Agreement with the Commission); provided, however, that prior to issuing any such press release, or making any such public statement or announcement, the Company shall consult with the Investor on the form and substance of such press release or other disclosure (unless the disclosure previously has been reviewed and approved by the Investor).

Section 9.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13 No Third Party Beneficiaries. Except as expressly provided in Article VIII, this Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 9.14 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

TERRA TECH CORP.

By:
Name:	Derek Peterson
Title:	President and Chief Executive Officer

DOMINION CAPITAL LLC

By:
Name:
Title:

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EXHIBIT A

FORM OF PUT NOTICE

Reference is made to the Investor Agreement dated as of November 28, 2016 (the “Agreement”) between Terra Tech Corp., a corporation organized and existing under the laws of the State of Nevada (the “Company”), and Dominion Capital LLC. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement. In accordance with and pursuant to Section 2.2 of the Agreement, the Company hereby issues this Put Notice to exercise a Put for the Put Amount Requested indicated below.

Put Amount Requested:

Valuation Period start date:

Valuation Period end date:

Closing Date:

On behalf of the Company, the undersigned hereby certifies to the Investor that (i) the above Put Amount Requested does not exceed the Maximum Put Amount requested, (ii) the sale of Shares pursuant to this Put Notice shall not cause the Company to sell or the Investor to purchase shares of Common Stock which, when aggregated with all purchases made by the Investor pursuant to all prior Put Notices issued under the Agreement, would exceed the Maximum Commitment Amount, (iii) to the Company’s knowledge, the sale of Shares pursuant to this Put Notice shall not cause the Company to sell or the Investor to purchase shares of Common Stock which would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Ownership Limitation, and (iv) the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the date hereof and shall perform, satisfy and comply in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable settlement date, including without limitation, delivery of all certificates required to be delivered by the Agreement.

Dated:	By:
Name:
Title:

AGREED AND ACCEPTED:

By:
Name:
Title:

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EXHIBIT B

COMPLIANCE CERTIFICATE

In connection with the issuance of shares of common stock of Terra Tech Corp., a corporation organized and existing under the laws of the State of Nevada (the “Company”), pursuant to the Put Notice, dated [_____________], delivered by the Company to _______________, LLC, a ________ limited liability company (the “Investor”) pursuant to Article II of the Investor Agreement, dated as of November __, 2016, by and between the Company and the Investor (the “Agreement”), the undersigned hereby certifies to the Investor as follows:

1. The undersigned is the duly appointed [_____________] of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [insert Closing Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [insert Closing Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to [insert Closing Date] and the date hereof.

4. The Shares issuable on the date hereof in respect of the Put Notice referenced above shall be delivered electronically by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, and shall be freely tradable and transferable and without restriction on resale.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The undersigned has executed this Certificate this [___] day of [___________], 20[__].

By:
Name:
Title:

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EXHIBIT C

CLOSING CERTIFICATE

_________ 20__

The undersigned, the [___________] of Terra Tech Corp., a corporation organized and existing under the laws of the State of Nevada (the “Company”), delivers this certificate in connection with the Investor Agreement, dated as of November ____, 2016 (the “Agreement”), by and between the Company and _____________, a __________ limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Incorporation of the Company as filed with the Secretary of State of the State of Nevada. The Articles of Incorporation of the Company have not been further amended or restated, and no document with respect to any amendment to the Articles of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Nevada since the date shown on the face of the state certification relating to the Company’s Articles of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

By:
Name:
Title:

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